UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

CST BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On August 7, 2015, CST Brands, Inc. (the “Company”) issued a press release announcing its financial results for the Company’s quarter ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Furnished herewith as Exhibit 99.2 are slides that senior management of the Company will be utilized in the Company’s second quarter joint earnings call with CrossAmerica. The slides are available on the Company’s website at www.cstbrands.com.
The information in this Current Report (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Section. The information in this Current Report shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 7.01.     Regulation FD Disclosure.
On August 7, 2015, the Company updated the monthly fuel margin data and benchmark wholesale conventional gasoline prices in the Investors section of its website under the tab “Historical Fuel Margins” to include the most recent monthly historical data.
As more fully described in the Company’s Form 10-K and Form 10-Q filings, approximately half of CST’s gross profit is derived from the sale of motor fuel. CST typically experiences lower motor fuel gross profits in periods when the cost of motor fuel increases, and higher motor fuel gross profits in periods when the cost of motor fuel declines rapidly or is more volatile. The volatility of crude oil and wholesale motor fuel prices impacts CST’s motor fuel gross profits.
The following tables present the average monthly fuel margin data and benchmark wholesale conventional gasoline prices for June 2015:

Average Monthly Fuel Margins in US $, net of credit card fees (U.S. Retail and Canadian Retail Segments cent per gallon net margin)
	U.S. Retail Segment	Canadian Retail Segment
June 2015	$0.16	$0.25

Benchmark Average Monthly Spot Wholesale Price per Gallon*
	U.S. Gulf Coast Conventional Gasoline	New York Harbor Conventional Gasoline
June 2015	$1.95	$2.01
*Per EIA.gov; Thomson-Reuters data
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.
Safe Harbor Statement
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits. The information set forth in the attached Exhibit 99.1, is being “furnished” to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

99.1	Press Release dated August 7, 2015.

99.2	Investor Presentation Slides of CST Brands, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Clayton E. Killinger
By:	Clayton E. Killinger
Title:	Executive Vice President and Chief Financial Officer

Dated: August 7, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated August 7, 2015.
99.2	Investor Presentation Slides of CST Brands, Inc.